Exhibit 99.1

                                                                                                                                                              Media Contact: Mark Polzin (314) 982-1758

EMERSON SIGNS AGREEMENT TO ACQUIRE VALVES & CONTROLS BUSINESS
FROM PENTAIR
Acquisition aligns with focus on investing in Emerson's two core business verticals and growing served markets

ST. LOUIS, August 18, 2016 – Emerson (NYSE: EMR) today announced it has signed an agreement to purchase the Valves & Controls business of Pentair (NYSE: PNR) for $3.15 billion. The complementary acquisition establishes Emerson's global presence in control, isolation, pressure relief valves and actuation as part of our larger strategy to build a broader automation portfolio.

"This acquisition delivers on our strategic plan of investing in Automation Solutions and in markets where we have a global leadership position and see significant long-term growth opportunities," said Chairman and Chief Executive Officer David N. Farr. "By adding Pentair's Valves and Controls leading technologies and services to our already broad portfolio, we have positioned our businesses to grow while continuing to provide our customers around the world with more complete solutions to their toughest challenges."

This transaction follows Emerson's recently announced divestitures of Network Power, Leroy-Somer and Control Techniques for a total of $5.2 billion as part of the Company's overall strategic portfolio repositioning that was initiated in June 2015.

Headquartered in Schaffhausen, Switzerland, the Pentair Valves & Controls business has nearly 7,500 employees around the world. The business has a large global installed base in chemical, petrochemical, oil and gas, power, mining and other process industries. With product brands like Anderson-Greenwood, Crosby, Vanessa, Keystone and Biffi, Pentair Valves & Controls has been a global leader in providing valve solutions for customers.

"The Pentair Valves & Controls business is a strong fit for us as they share many of the same management principles that have defined success for Emerson over the years such as global customer support, service, best cost sourcing and manufacturing," said Mike Train, Executive Vice President and Business Leader for Emerson Automation Solutions. "In addition to adding great people and brands to our business, it will allow us to expand our market position and create new opportunities for growth, while also being able to offer our customers the most complete valve solutions portfolio and most extensive service network in the world."

The acquisition is expected to close in the next four to six months, subject to various regulatory approvals.

Investor Conference Call
Emerson will host a conference call for investors today at 5:00 p.m. ET to review the acquisition and answer questions. Access to the live webcast of the discussion will be available at http://www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

About Emerson
Emerson (NYSE: EMR), based in St. Louis, Missouri (USA), is a global leader in bringing technology and engineering together to provide innovative solutions for customers in industrial, commercial and consumer markets around the world. The company is comprised of five business segments: Process Management, Industrial Automation, Network Power, Climate Technologies and Commercial & Residential Solutions. Sales in fiscal 2015 were $22.3 billion. For more information, visit Emerson.com.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed acquisition of Valves & Controls and Emerson's other strategic portfolio repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in Emerson's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.